Page 21 of 92 Pages

                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

     THIS PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT is made as of December 22, 2000 by and among MedicaLogic/Medscape, Inc., an Oregon corporation (the "Company"), and the Investors listed on Schedule A attached hereto (the "Investors").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Purchase and Sale of Preferred Stock and Warrants.

          1.1 Sale and Issuance of Preferred Stock and Warrants.

               (a) The Company shall adopt and file with the Secretary of State of Oregon on or before the Closing (as defined below) the articles of amendment of its 1999 Restated Articles of Incorporation, as amended (the "Amended Articles") in the form attached hereto as Exhibit A.

               (b) Subject to the terms and conditions of this Agreement, the Investors severally and not jointly agree to purchase at the Closing, and the Company agrees to sell and issue to the Investors at the Closing, (i) that number of shares of the Company's Series 1 Convertible Redeemable Preferred Stock (the "Series 1 Preferred Stock") set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon, and (ii) a warrant to purchase that number of shares of the Company's Common Stock (the "Common Stock") set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon, such warrant to be in substantially the form attached hereto as Exhibit B (the "Warrants"). The rights, privileges and preferences of the Series 1 Preferred Stock will be as stated in the Amended Articles.

          1.2 Closings.  Unless this Agreement shall have terminated pursuant to
     Section 7, and subject to the satisfaction or waiver of the conditions set forth in Sections 5 and 6, the purchase and sale of the Series 1 Preferred Stock and Warrants shall take place at one or more closings at the offices of Stoel Rives LLP, 900 SW Fifth Avenue, Suite 2300, Portland, Oregon at such times and places as the Company and the Investors mutually agree upon orally or in writing (which times and places are designated as a "Closing"). At the Closing the Company shall deliver to each Investor purchasing Series 1 Preferred Stock and Warrants at such Closing Warrants and stock certificates representing the number of shares of Series 1 Preferred Stock and Warrants that such Investor is purchasing against payment of the purchase price therefor by check or wire transfer in immediately available funds.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to the Investors, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1 Organization, Valid Existence and Qualification. The Company is a corporation duly organized and validly existing under the laws of the state of Oregon and has all

                                                            Page 22 of 92 Pages

     requisite corporate power and authority to carry on its business as now conducted. Each of the corporations or other persons in which the Company, directly or indirectly, holds 50% or more of (i) the voting power of the outstanding voting equity securities or (ii) the outstanding economic equity interest (each, a "Subsidiary") is a corporation duly organized or limited liability company duly formed and validly existing under the laws of the state of its incorporation or formation, and has all requisite corporate or limited liability company power and authority to carry on its business as now conducted. The Company and each of its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification.

          2.2 Subsidiaries. Neither the Company nor any Subsidiary presently owns or controls, directly or indirectly, any interest in any other corporation, association or other entity. Neither the Company nor any Subsidiary is a participant in any joint venture, partnership, or similar arrangement.

          2.3 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for (a) the authorization, execution and delivery of this Agreement and the 2000 Second Amended and Restated Investor Rights Agreement of even date herewith, by and among the Company and the Investors (as defined therein) (the "Investors' Rights Agreement") and the Warrants (collectively, the "Transaction Documents"), (b) the performance of all obligations of the Company hereunder and thereunder, (c) the authorization, issuance (or reservation for issuance), sale and delivery of the Series 1 Preferred Stock and Warrants being sold pursuant to this Agreement and the Common Stock issuable upon conversion of the Series 1 Preferred Stock (the "Conversion Shares") and the exercise of the Warrants (the "Warrant Shares" and, together with the Conversion Shares, the "Shares"), and (d) the authorization and adoption of the Amended Articles has been taken or will be taken prior to the Closing, and the Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally,
     (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.

          2.4 Valid Issuance of Preferred and Common Stock.

               (a) The Series 1 Preferred Stock that is being purchased by the Investors pursuant to this Agreement, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, will be issued in compliance with the registration and qualification requirements of all applicable federal and state securities laws and will be free and clear

                                                            Page 23 of 92 Pages

          of all Liens (as defined in Section 2.6) other than restrictions on transfer under the Amended Articles, this Agreement and the other Transaction Documents and under applicable state and federal securities laws. The Shares have been duly and validly reserved for issuance and, (i) in the case of the Conversion Shares, upon issuance in accordance with the terms of the Amended Articles and, (ii) in the case of the Warrant Shares, upon issuance in accordance with the terms of the Warrants, will be duly and validly issued, fully paid, and nonassessable and will be free and clear of all Liens other than restrictions on transfer under this Agreement and the other Transaction Documents and under applicable state and federal securities laws.

               (b) The issuance of the Series 1 Preferred Stock and the Warrants is not subject to any preemptive rights or similar rights and the issuance of the Conversion Shares upon the conversion of the Series 1 Preferred Stock and the Warrant Shares upon the exercise of the Warrants will not be subject to any preemptive rights or similar rights. The Company has denied preemptive rights to its shareholders as contemplated by Section 60.174 of the Business Corporation Act of Oregon, as amended. There are no approvals or consents required by
          Section 60.810 or Section 60.835 of the Oregon Business Corporation Act in order to consummate the transactions contemplated by the Transaction Documents.

          2.5 Capitalization.

               (a) At the Closing the authorized capital stock of the Company shall consist of 100,000,000 shares of Common Stock, 50,000,000 shares of preferred stock, of which 5,766,666 shares shall have been designated Series 1 Preferred Stock. At December 17, 2000, 55,719,682 shares of Common Stock (which includes shares of restricted Common Stock described below) and no shares of preferred stock were issued and outstanding. At December 17, 2000, 2,287,844 shares of Common Stock remained available for issuance under the Company's 1999 Employee Stock Purchase Plan. At December 17, 2000, the aggregate number of shares of restricted stock and options to purchase shares of Common Stock available to be issued or granted pursuant to any stock option plan or stock incentive plan of the Company or any Subsidiary was 959,779. At December 17, 2000, options to purchase 9,143,282 shares of Common Stock were outstanding and 2,210,750 shares of restricted Common Stock had been issued under such plans. Except for the Series 1 Preferred Stock and the Warrants, shares issuable under the Company's 1999 Employee Stock Purchase Plan and the stock options referred to in the preceding sentence (as may be updated pursuant to Section 5.16), there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (x) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock or (y) any securities of the Company convertible into or exercisable or exchangeable for shares of Common Stock, and there are no commitments, contracts, agreements, arrangements or understanding by the Company to issue any such securities.

               (b) The Company owns all of the issued and outstanding capital stock of the Subsidiaries, free and clear of all Liens. All of such shares of capital stock are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with the registration and qualification requirements of all applicable federal and state and foreign securities laws. There are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, any of the Subsidiaries, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest.

          2.6 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions

                                                            Page 24 of 92 Pages

     contemplated hereby and thereby (including, without limitation, the Company's issuance of the Series 1 Preferred Stock and Warrants and the reservation for issuance and issuance of the Shares) will not (i) result in a violation of the Company's 1999 Restated Articles of Incorporation, as amended by the Amended Articles and as in effect on the date hereof, or the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws") or (ii) conflict with, or constitute a breach or default (or an event which with notice or lapse of time or both would result in a breach or default) under, or result in the creation of any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) (each, a "Lien"), or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party (except for possible conflicts, breaches, defaults, terminations, amendments or other events that would not result in a material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect")), or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations), applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected. Except as specifically contemplated by this Agreement in connection with
     (i) the listing of the Shares on Nasdaq National Market ("Nasdaq"), (ii) registration of the resale of the Series 1 Preferred Stock and the Shares under the Securities Act of 1933, as amended (the "Act"), as contemplated by the Investors' Rights Agreement, and (iii) the filing of one of more Forms D with respect to the Series 1 Preferred Stock and the Shares as required under Regulation D, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. The Company is not, and upon consummation of the transactions contemplated by the Transaction Documents will not be, in violation of the listing requirements of Nasdaq.

          2.7 Offering. Assuming the accuracy of the Investors' representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Units as contemplated by this Agreement are exempt from the registration requirements of the Act and from the qualification requirements of the Oregon Securities Law, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.8 SEC Documents; Financial Statements. As of the Closing, the Company shall have filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or

                                                            Page 25 of 92 Pages

     omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investors which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

          2.9 Absence of Certain Changes. Since the Company's Form 10-Q for the quarter ended September 30, 2000 (the "Most Recent Filing"), there has been no material adverse change and no development that would result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

          2.10 Liabilities. Neither the Company nor any Subsidiary has any direct or indirect obligation or liability and, to the Company's knowledge, there is no existing condition, event or arrangement that could reasonably be expected to give rise to such an obligation or liability, other than (a) those provided for in the financial statements included in the SEC Documents and (b) those incurred since the Most Recent Filing in the ordinary course of business consistent with past practices.

          2.11 Material Contracts. Each of the agreements, contracts, leases and other commitments listed as an exhibit to any SEC Document filed since January 1, 2000 (each, a "Material Contract") is a legal, valid and binding agreement of the Company or a Subsidiary, and is in full force and effect, except to the extent such agreement has been fully performed or terminated pursuant to its terms, and, to the Company's knowledge, no party thereto is in default or breach, and there exists no event or circumstance that with notice or lapse of time or both would constitute a default or breach thereunder, except in each case for those defaults and breaches which could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

          2.12 Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of the Company's or any Subsidiary's officers or directors in their capacities as such that would have a Material

                                                            Page 26 of 92 Pages

     Adverse Effect and, to the knowledge of the Company, there is no reasonable basis for any of the foregoing.

          2.13 Intellectual Property.

               (a) The Company or one of its Subsidiaries owns, or has a valid license to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, domain names, software, technology, know-how and other intellectual property (the "Intellectual Property") necessary to or used in the conduct of the business of the Company and its Subsidiaries as now conducted and as proposed to be conducted. All Intellectual Property owned by the Company or any of its Subsidiaries is owned by them free and clear of all Liens. To the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not conflict with or infringe upon any Intellectual Property rights of any other person and no claims of conflict or infringement are pending or threatened against the Company or any of its Subsidiaries which, in any event, would reasonably be expected to have a Material Adverse Effect.

               (b) All of the Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which the Company or any Subsidiary is either a licensor, licensee or distributor (excluding those related to off-the-shelf software commercially available on a retail basis and used solely on the computers of the Company and/or any Subsidiary) are valid, enforceable and in full force and effect, and neither the Company nor any Subsidiary is required to pay any royalty payment pursuant to any such agreement (except for such agreements that were entered into in the ordinary course of business consistent with past practice). Except as set forth in the SEC Documents, no former employer of any employee of the Company or any Subsidiary, and no current or former client of any consultant of the Company or any Subsidiary, has made a claim against the Company or any Subsidiary or, to the Company's knowledge, against any other person, that such employee or consultant is utilizing Intellectual Property of such former employer or client.

               (c) The Company has policies and procedures that provide that all employees of the Company and each Subsidiary execute and deliver proprietary invention agreements with the Company, and be obligated under the terms thereof to assign all inventions made by them during the course of employment to the Company or such Subsidiary, and the Company uses its best efforts to abide by those policies and procedures.

          2.14 Compliance with Other Instruments. Neither the Company nor any Subsidiary is in violation or default in any respect (i) of any provision of its 1999 Restated Articles of Incorporation, as amended by the Amended Articles (when filed), or Bylaws, or (ii) of any judgment, order, writ, decree to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to it, or
     (iii) of any agreement, indenture or instrument to which it is a party (except for violations or defaults with respect to clauses (ii) and (iii) that would not have a Material Adverse Effect). The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an

                                                            Page 27 of 92 Pages

     event that results in the creation of any Lien upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties (except for violations, conflicts, defaults, liens, damages, encumbrances, suspensions, revocations, impairments or forfeitures that would not, either individually or in the aggregate, have a Material Adverse Effect).

          2.15 Related-Party Transactions. Except as set forth in the SEC Documents, no 5% or greater shareholder of the Company, officer, or director of the Company or any Subsidiary or member of his or her immediate family is indebted to the Company in any material amount, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them in any material amount. To the best of the Company's knowledge, none of the Company's officers or directors has any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any firm or corporation that competes with the Company or any Subsidiary, except that officers or directors of the Company and members of their immediate families may own less than 2% of the outstanding stock in a publicly traded company that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company. None of the foregoing transactions is currently contemplated by the Company.

          2.16 Permits. The Company and each of its Subsidiaries have all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted or proposed to be conducted by it, the lack of which could result in a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

          2.17 Outstanding Borrowing. Except as set forth in the SEC Documents and incurred in the ordinary course of business consistent with past practices, since the Most Recent Filing, neither the Company nor any Subsidiary has (a) any obligation for borrowed money (including, without limitation, reimbursement or other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured),
     (b) any obligation to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) any payment obligation, whether periodic or upon the occurrence of a contingency, under any interest rate or currency swap, cap, collar or similar agreement or hedging device, (d) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such party (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) any obligation under leases which have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (f) any indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by such party regardless of whether the indebtedness secured thereby shall have been assumed by that party or is nonrecourse to the credit of that party, and (g) any direct or indirect liability with respect to any obligation of a third party of the type described in clauses (a) through (e) of this section (the "Primary Obligation"), whether or not

                                                            Page 28 of 92 Pages

     contingent, (i) to purchase, repurchase or otherwise acquire such Primary Obligation or any property constituting direct or indirect security therefor, (ii) to advance or provide funds for the payment or discharge of any such Primary Obligation or to maintain working capital or equity capital of the third party or to otherwise maintain the net worth or solvency of any balance sheet item, level of income or financial condition of such third party, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary
     Obligation of the ability of such third party to make payment of such Primary Obligation, or (iv) to otherwise assure or hold harmless the owner of any such Primary Obligation against loss or failure or inability to perform in respect thereof.

          2.18 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          2.19 Manufacturing and Marketing Rights. The Company has not granted rights to manufacture, produce, assemble, license, market or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

          2.20 Disclosure. Neither the Transaction Documents nor any other statements or certificates made or delivered in connection therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading.

          2.21 Registration Rights. Except as provided in the Investor Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

          2.22 Title to Property and Assets. The Company and each Subsidiary owns their respective properties and assets free and clear of all Liens, except such Liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of the Company's knowledge, such leases are in full force and effect and the Company holds a valid leasehold interest free of any Liens. No other property or assets are necessary to the conduct of their respective businesses, as presently conducted or as proposed to be conducted.

          2.23 Taxes.

               (a) The Company and each of its Subsidiaries has timely filed all income, franchise and other material tax returns, reports, forms and other such documents ("Tax Returns") required to be filed by it prior to the date hereof. Such Tax Returns are true and correct in all material respects. The Company and each of its Subsidiaries has paid or caused to be paid all Tax liabilities for all fiscal years that have not been examined and closed by any Tax authority (or closed by applicable statutes). No additional Tax assessment, Tax deficiency (whether assessed or unassessed) or claim for additional Taxes (including interest thereon and

                                                            Page 29 of 92 Pages

          penalties in connection therewith) has been heretofore proposed or threatened by any Tax authority and no audit is in progress and no extension of time is in force with respect to any date on which any Tax Return is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax. Neither the Company nor any Subsidiary has made an election under
          Section 341(f) of the Code

               (b) There are no Liens for Taxes (other than for taxes not yet due and payable) upon the assets of the Company or any Subsidiary.

               (c) Neither the Company or any Subsidiary (i) is a party to or bound by, or has any obligations under, any tax allocation, sharing, indemnity or similar agreement or arrangement, (ii) is or has been a member of any consolidated, combined or unitary group of corporations, other than a group of which the Company is the common parent, for purposes of filing tax returns or paying taxes and (iii) other than as a result of being a member of a consolidated, combined or unitary group of corporations of which the Company is the common parent, is liable for the taxes of any other Person, under Treasury Regulations section 1.1502-6 (or any similar provision of foreign, state or local law) or as a transferee, successor or otherwise.

               (d) Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code or any similar provision of foreign, state or local law as a result of a transaction occurring on or before the date hereof.

               (e) Neither the Company nor any Subsidiary has ever been a "United States real property holding corporation" (a "USRPHC") as that term is defined in Section 897(c)(2) of the Code and the treasury regulations promulgated thereunder (the "Treasury Regulations"). (f) There are no (i) outstanding rulings of, or requests for rulings with, the Internal Revenue Service or any other Tax authority addressed to the Company or any Subsidiary, that are, or if issued would be, binding on the Company or any Subsidiary, (ii) closing agreements with any Tax authority and (iii) other binding agreements entered into with any Tax authority. The Company and each Subsidiary have provided the Investors with copies of any such rulings, ruling requests, closing agreement or other binding agreements.

               (g) Neither the Company nor any Subsidiary has been a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355 of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement.

               (h) As used in this Agreement, "Tax" or "Taxes" means any federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties
          with  respect  thereto,   and

                                                            Page 30 of 92 Pages

          including expenses associated with contesting any proposed adjustments related to any of the foregoing, except that they do not contain footnotes or normal period-end adjustments.

          2.24 Insurance. The Company and each of its Subsidiaries has in full force and effect insurance policies in such amounts and against such risks as are customarily maintained and insured against by comparable businesses. The Company has in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated. All such policies are listed on the Schedule of Exceptions, together with the effective date and coverage amounts with respect thereto.

          2.25 Labor Agreements and Actions. Neither the Company nor any Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company or any Subsidiary. There is no strike or other labor dispute involving the Company or any Subsidiary pending, or to the best of the Company's knowledge, threatened, that could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees. To the best of the Company's knowledge, no officer or key employee, or any group of key employees, intends to terminate their employment with the Company or any Subsidiary. The employment of each officer and employee of the Company or any Subsidiary is terminable at the will of the Company or any Subsidiary, and neither the Company nor any Subsidiary has an employment agreement with any officer. The Company and each Subsidiary has complied in all respects with all applicable state and federal equal employment opportunity and other laws related to employment.

          2.26 "Company's Knowledge" Defined. As used in this Section 2, the terms "to the best of the Company's knowledge," "to the best knowledge of the Company," or "known to the Company" shall mean the knowledge of the Company, its Subsidiaries and the officers, directors and management of each, after careful consideration of the matters set forth in the representation that is so qualified.

          2.27 Eligibility. As of December 9, 2000, the Company will be eligible to register the resale of the Unit Shares on a registration statement on Form S-3 under the Act.

          2.28 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.

     3. Representations and Warranties of the Investors. Each Investor severally and not jointly hereby represents and warrants that:

          3.1 Authorization. Such Investor has full power and authority to enter into the Transaction Documents to which it is a party, and each such agreement constitutes its valid and legally binding obligation enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally,
     (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to

                                                            Page 31 of 92 Pages

     the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.

          3.2 Purchase Entirely for Own Account. This Agreement is made with the Investors in reliance upon such Investor's representations to the Company, that the Series 1 Preferred Stock and Warrant to be received by such Investor and the Shares (the "Securities") will be acquired for investment for such Investor's own account in the ordinary course of business, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention, agreements or understandings, directly or indirectly, of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.3 Disclosure of Information. Such Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series 1 Preferred Stock and Warrant and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Investor to rely thereon.

          3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series 1 Preferred Stock and Warrants. Such Investor has not been organized for the purpose of acquiring the Series 1 Preferred Stock and Warrants.

          3.5 Accredited Investor. Such Investor is an "accredited investor" within the meaning of Rule 501 promulgated under the Act, as presently in effect.

          3.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold, without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor (and, by accepting delivery of the Securities, each transferee) further agrees not to make any disposition of all or any portion of the Securities that are "restricted securities" under the Act unless, if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. Such opinion shall not be required if there is then in effect a Registration Statement under the

                                                            Page 32 of 92 Pages

     Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement.

          3.8 Legends. It is understood that the certificates evidencing the Securities may bear legends similar to the following:

               (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. EACH INVESTOR SHOULD BE AWARE THAT IT MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT, UNLESS THE SECURITIES ARE RESOLD IN COMPLIANCE WITH RULE 144, AND ANY APPLICABLE STATE SECURITIES LAWS.

               (b) A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS OF STOCK OF
          THE ISSUER, THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF PREFERRED STOCK SO FAR AS FIXED AND DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE RECORD HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER AT ITS PRINCIPAL OFFICE.

               (c) THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AS SET FORTH IN A UNIT PURCHASE AGREEMENT TO WHICH THE ORIGINAL HOLDER OF THESE SHARES IS A PARTY, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

     4. Covenants of the Company.

          4.1 Conduct of Business. From the date of this Agreement until the Closing, the Company will (a) conduct its business in a reasonable and prudent manner and in accordance with its normal practices; (b) engage in no transaction (including, without limitation, capital expenditures) out of the ordinary course of its business and consistent with past practices; (c) not dispose of any of its assets or properties except to the extent these are used, retired or replaced in the ordinary course of its business; (d) conduct its business in accordance with all applicable laws, regulations and ordinances; (e) maintain and keep in force any governmental licenses, permits, authorizations, consents or approvals required by the Company to own its assets and

                                                            Page 33 of 92 Pages

     properties or to carry on its business as currently conducted; (f) maintain and keep in force its Intellectual Property rights; (g) perform all material obligations required to be performed by it under any of the Material Contracts; (h) refrain from entering into transactions with affiliates of the Company; (i) not pay dividends to, or redeem the shares of, stockholders of the Company other than pursuant to existing restricted stock purchase agreement with current or former employees; and (j) not amend the 1999 Restated Articles of Incorporation or Bylaws of the Company.

          4.2 Anti-dilution.

               (a) The Company shall not, without first obtaining shareholder approval, issue shares of Common Stock or Other Securities (as defined in the Amended Articles) for a per share consideration less than (i) the then-current Conversion Price (as defined in the Amended Articles) or (ii) the Fair Market Price (as defined in the Amended Articles) of the Common Stock at the time of such issuance, if such issuance would violate Nasdaq Marketplace Rule 4460(i)(1)(D)(i).

               (b) The Company shall use its best efforts to obtain the shareholder approval necessary to allow it to make any adjustments (i) to the Conversion Price or otherwise required by the anti-dilution provisions set forth in the Amended Articles and (ii) the Exercise Price (as defined in the Warrant) or otherwise required by the anti-dilution provisions set forth in the Warrant without any subsequent shareholder approval, in compliance with Nasdaq Marketplace Rule 4460(i)(1)(D)(i), at its next regularly scheduled annual meeting of shareholders following the Closing.

          4.3 Registration. The Company shall use its efforts to prepare and file with the SEC, within sixty (60) days after the Closing and after giving Investors' legal counsel reasonable time to review and comment, a registration statement to register the resale of the Shares by the Investors from time to time under the Act. This filing and registration shall be treated as a request for registration pursuant to Section 1.2(a)(iii) of the Investors' Rights Agreement and shall otherwise be governed by the terms and conditions set forth in the Investors' Rights Agreement.

     5. Conditions of Investors' Obligations at Closing. The obligations of the Investors under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

          5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          5.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                                                            Page 34 of 92 Pages

          5.3 Compliance Certificate. The President of the Company shall deliver to the Investors at the Closing a certificate stating that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of the financial statements contained in the Most Recent Filing.

          5.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          5.6 Board of Directors. The directors of the Company as of Closing shall consist of the following individuals, and may include up to two other individuals to be appointed by the Board of Directors:

                           Bruce Fried
                           C. Martin Harris, M.D.
                           Ronald H. Kase
                           Mark Leavitt, M.D.
                           Arthur Leibowitz, M.D.
                           George Lundberg, M.D.
                           David C. Moffenbeier
                           Neal Moszkowski
                           Mark A. Stevens

          5.7 Articles of Amendment. The Company shall have filed the Amended Articles with the Secretary of State of Oregon and the Investors shall have received evidence of such filing prior to the Closing.

          5.8 Opinion of Company Counsel. The Investors shall have received from Stoel Rives LLP, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit C.

          5.9 Certificate of Existence. The Company shall have delivered to the Investors a certificate dated as of a recent date issued by the Secretary of State of the State of Oregon to the effect that the Company is validly existing.

          5.10 Secretary's Certificate. The Company shall have delivered to the Investors a certificate executed by the Secretary of the Company dated as of the Closing, certifying the following matters: (a) resolutions adopted by the Company's Board of Directors relating to the transactions contemplated by this Agreement; (b) Amended Articles of the

                                                            Page 35 of 92 Pages

     Company; (c) Bylaws of the Company; (d) incumbency of officers of the Company; and (e) such other matters as the Investors may reasonably request.

          5.11 Investor Rights Agreement. The Company, the Investors and the holders of a majority of the outstanding Registrable Securities (as defined in the 2000 Amended and Restated Investor Rights Agreement, dated May 19, 2000, among the Company and the shareholders signatory thereto) shall have entered into the Investor Rights Agreement in the form attached as Exhibit D.

          5.12 Minimum Investment. The Company shall have received an aggregate minimum investment from the Investors of $17,000,000.

          5.13 Nasdaq Approval. The Investors shall have received reasonably satisfactory evidence that Nasdaq has approved (i) the proposals set forth by the Company in (a) the letter dated December 6, 2000 and (b) the letter dated December 11, 2000 from the Company to the office of Nasdaq Listing Qualifications and (ii) the Shares for listing on the Nasdaq National Market.

          5.14 Due Diligence. The Investor's counsel shall be reasonably satisfied with the results of its due diligence inquiry regarding the outstanding litigation of the Company and its Subsidiaries.

          5.15 Adverse Change. There shall have been no material adverse change in the Company's business from that reported in the Most Recent Filing prior to the Closing. For purposes of this Section 5.13, "material adverse change" means a circumstance, fact, change, development or effect (i) that has been, could or could reasonably be expected to be materially adverse to the properties, business, prospects, results of operations or condition, financial or otherwise, of the Company taken as a whole or (ii) that adversely effects the ability of the Company to consummate the transactions contemplated by the Transaction Documents or materially impairs or delays the ability of the Company to effect the Closing or (iii) that could reasonably be expected to require a material expenditure by any of the Company, a Subsidiary or the Investors.

          5.16 Capitalization Schedule. The Company shall have delivered to the Investors a schedule reasonably satisfactory to the Investors reflecting, after giving effect to the transactions contemplated by this Agreement, (i) the Company's authorized, issued and outstanding shares of Common Stock and Series 1 Preferred Stock and (ii) the aggregate number of shares of restricted stock and options to purchase shares of Common Stock which may be issued and which have been granted pursuant to any stock option plan or stock incentive plan of the Company or any Subsidiary or are issuable pursuant to the Company's 1999 Employee Stock Purchase Plan. The information in such Schedule shall be as of the Closing.

          5.17 Viacom Waiver. The Investors shall have received a copy of a waiver, in form reasonably satisfactory to Investor's counsel, executed by Viacom waiving its right of participation in the transactions contemplated by this Agreement.

                                                            Page 36 of 92 Pages

     6. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investors under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investors:

          6.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          6.2 Payment of Purchase Price. The Investors shall have delivered the purchase price specified in Section 1.

          6.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          6.4 Minimum Investment. The Company shall have received an aggregate minimum investment from the Investors of $17,000,000.

     7. Termination.

          7.1 Right to Termination. This Agreement may be terminated and the proposed transactions abandoned:

               (a) At any time, by mutual written consent of the Company and Investors committed to purchase a majority of the Series 1 Preferred Stock;

               (b) At the option of an Investor and by notice to the Company stating the reasons for such action, (i) in the event the Closing shall not have occurred by January 31, 2001 (or any other date that the parties may designate by mutual agreement) by reason of the failure of any of the conditions set forth in Section 5 or (ii) at any time prior to the Closing, in the event of a material breach of any of the representations or warranties by the Company set forth in Section 2 or a material breach of any of the covenants of the Company set forth in Section 4; or

               (c) At the option of the Company and by notice to the Investors stating the reasons for such action, (i) in the event the Closing shall not have occurred by January 31, 2001 (or any other date that the parties may designate by mutual agreement) by reason of the failure of any of the conditions set forth in Section 6 or (ii) at any time prior to the Closing, in the event of a material breach of any of the representations or warranties of the Investors set forth in
          Section 3.

          7.2 Effect of Termination. Termination by a party pursuant to subsection 7.1(b) or subsection 7.1(c) shall not adversely affect such party's other available rights and remedies. The rights and remedies of the party terminating this Agreement pursuant to subsection 7.1(b) or subsection 7.1(c), whether contained in this Agreement or conferred pursuant to applicable law or in equity, shall be cumulative and concurrent and may be pursued singly, successively or together, at the discretion of the holder thereof.

                                                            Page 37 of 92 Pages

     8. Miscellaneous.

          8.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

          8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the state of Oregon.

          8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          8.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered, certified mail, Federal Express, or other express courier, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. Any notice given to the Company under this Section 6.6 shall be copied via email to legal@medscapeinc.com.

          8.7 Finder's Fee. Except for the Shemano Group and as otherwise as set forth in the Schedule of Exceptions, each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investors agree to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investors or any of their officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          8.8 Expenses. Each of the Company and the Investors shall bear their own legal and other expenses incurred with respect to this Agreement and the transactions

                                                            Page 38 of 92 Pages

     contemplated hereby; provided, however, that the Company shall pay up to an aggregate of $75,000 in the reasonable legal fees and expenses of counsel to the Investors, contingent upon the Closing. The Investors shall require their counsel to submit all invoices related to this Agreement and the transactions contemplated hereby to the Company's General Counsel for his review.

          8.9 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          8.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term or condition of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors that have purchased, or, prior to the Closing, have agreed to purchase, a majority of the Shares. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          8.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          8.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          8.13 Restriction on Separate Transfer of Warrants and Series 1 Preferred Stock. Until the first anniversary of the Closing, no holder of Series 1 Preferred Stock shall transfer, sell, assign or hypothecate any such shares without also transferring, selling, assigning or hypothecating
     (a) Warrants to purchase a number of shares of Common Stock or (b) a number of shares of Common Stock issued upon the exercise of Warrants, in either case equal to one-half of the number of shares of Series 1 Preferred Stock so transferred.

                                                            Page 39 of 92 Pages

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     MEDICALOGIC/MEDSCAPE, INC.


                                     By:  _____________________________________
                                     Printed Name:  David Moffenbeier
                                     Title:  Chief Executive Officer

                                     Address:   20500 NW Evergreen Parkway
                                                Hillsboro, Oregon 97124



INVESTORS:                           QUANTUM INDUSTRIAL PARTNERS LDC


                                     By:  ______________________________________
                                     Its: ______________________________________
                                     Printed name: _____________________________


                                     Address:   c/o Curacao Corporation
                                                     Company NV
                                                Kaya Flamboyan 9,
                                                Villemstad, Curacao
                                                Netherlands Antilles



                                     SFM DOMESTIC INVESTMENTS LLC


                                     By:  ______________________________________
                                     Its: ______________________________________
                                     Printed name: _____________________________


                                     Address:  c/o Soros Private Equity Partners
                                               888 Seventh Avenue
                                               New York, NY  10106

                                                            Page 39 of 92 Pages

                                     PALLADIN GROUP


                                     By:  ______________________________________
                                     Its: ______________________________________
                                     Printed name: _____________________________

                                     Address: __________________________________
                                              __________________________________
                                              __________________________________


                                     GRUBER & McBAINE INTERNATIONAL


                                     By:  ______________________________________
                                     Its: ______________________________________
                                     Printed name: _____________________________

                                     Address: __________________________________
                                              __________________________________
                                              __________________________________


                                     HBK INVESTMENTS LP


                                     By:  ______________________________________
                                     Its: ______________________________________
                                     Printed name: _____________________________

                                     Address: __________________________________
                                              __________________________________
                                              __________________________________


                                     COLEMAN SWENSON HOFFMAN
                                     BOOTH IV, LP


                                     By:  ______________________________________
                                     Its: ______________________________________
                                     Printed name: _____________________________

                                     Address: __________________________________
                                              __________________________________
                                              __________________________________

                                                            Page 40 of 92 Pages


                                     CROSSLINK CROSSOVER FUND III, LP


                                     By:  ______________________________________
                                     Its: ______________________________________
                                     Printed name: _____________________________

                                     Address: __________________________________
                                              __________________________________
                                              __________________________________



                                     OFFSHORE CROSSLINK CROSSOVER
                                     FUND III, LP


                                     By:  ______________________________________
                                     Its: ______________________________________
                                     Printed name: _____________________________

                                     Address: __________________________________
                                              __________________________________
                                              __________________________________



                                     DELTA GROWTH, LP


                                     By:  ______________________________________
                                     Its: ______________________________________
                                     Printed name: _____________________________

                                     Address: __________________________________
                                              __________________________________
                                              __________________________________

                                                            Page 41 of 92 Pages

                                     RITCHIE CAPITAL MANAGEMENT



                                     By:  ______________________________________
                                     Its: ______________________________________
                                     Printed name: _____________________________

                                     Address: __________________________________
                                              __________________________________
                                              __________________________________



                                     CRANSHIRE CAPITAL



                                     By:  ______________________________________
                                     Its: ______________________________________
                                     Printed name: _____________________________

                                     Address: __________________________________
                                              __________________________________
                                              __________________________________


                                     LAGUNITAS PARTNERS LP


                                     By:  ______________________________________
                                     Its: ______________________________________
                                     Printed name: _____________________________

                                     Address: __________________________________
                                              __________________________________
                                              __________________________________